Exhibit 23.3






Board of Directors
Hennessy Advisors, Inc.



We consent to the use of our report included herein and to the reference to our firm under the headings "EXPERTS" and "CHANGES IN ACCOUNTANTS" in the prospectus.




                           /s/ Bregante & Company LLP




San Francisco, California
August 1, 2001